                                                                  EXHIBIT 25.1
                                                                CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

        New York                                       16-1057879
        (Jurisdiction of incorporation                 (I.R.S. Employer
        or organization if not a U.S.                  Identification No.)
        national bank)

        140 Broadway, New York, N.Y.                   10005-1180
        (212) 658-1000                                 (Zip Code)
        (Address of principal executive offices)

                              Charles E. Bauer, VP
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                             POOL ENERGY SERVICES CO
               (Exact name of obligor as specified in its charter)

        Texas                                          76-0263755
        (State or other jurisdiction                   (I.R.S. Employer
        of incorporation or organization)              Identification No.)

        10375 Richmond Avenue
        Houston, Texas                                 77042
        (713) 954-3000                                 (Zip Code)
        (Address of principal executive offices)

              8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
       GUARANTEES OF 8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                         (Title of Indenture Securities)

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit

T1A(i)             *        -       Copy of the Organization Certificate of
                                    Marine Midland Bank.

T1A(ii)            *        -       Certificate of the State of New York
                                    Banking Department dated December 31,
                                    1993 as to the authority of Marine
                                    Midland Bank to commence business.

T1A(iii)                    -       Not applicable.

T1A(iv)            *        -       Copy of the existing By-Laws of Marine
                                    Midland Bank as adopted on January 20,
                                    1994.

T1A(v)                      -       Not applicable.

T1A(vi)            *        -       Consent of Marine Midland Bank
                                    required by Section 321(b) of the Trust
                                    Indenture Act of 1939.

T1A(vii)                    -       Copy of the latest report of condition of
                                    the trustee (December 31, 1997),
                                    published pursuant to law or the
                                    requirement of its supervisory or
                                    examining authority.

T1A(viii)                   -       Not applicable.

T1A(ix)                     -       Not applicable.


* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of May, 1998.



                                              MARINE MIDLAND BANK


                                              By: /s/ Frank J. Godino
                                                  --------------------------
                                                      Frank J. Godino
                                                      Vice President

                                      EXHIBIT T1A (VII)

                                      Board of Governors of the Federal
                                      Reserve System
                                      OMB Number: 7100-0036
                                      Federal Deposit Insurance Corporation
                                      OMB Number: 3064-0052
                                      Office of the Comptroller of the Currency
                                      OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS
EXAMINATION COUNCIL                   Expires March 31, 2000
--------------------------------------------------------------------------------
                                      Please refer to page
                                      i, Table of
                                      Contents, for the                  [1]
                                      required disclosure
                                      of estimated burden.

--------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1997

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12
U.S.C. Section 161 (National banks).


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ------------------------------------------------------------------
   Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.



/s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

           1/26/98
----------------------------------------------
Date of Signature

           (971231)
         -----------
         (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


   /s/ Malcolm Burnett
----------------------------------------------
Director (Trustee)


   /s/ Bernard J. Kennedy
----------------------------------------------
Director (Trustee)


   /s/ Sal H. Alfiero
----------------------------------------------
Director (Trustee)

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

--------------------------------------------------------------------------------
FDIC Certificate Number           0   0    5    8    9
                                 ----------------------
                                      (RCRI 9030)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
-------------------              ----------
    Name of Bank                    City

in the state of New York, at the close of business December 31, 1997


ASSETS
                                                                       Thousands
                                                                       of dollars
                                                                      -----------
Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin ............................................     $   928,754
   Interest-bearing balances ....................................       2,571,410
   Held-to-maturity securities ..................................               0
   Available-for-sale securities ................................       3,968,837

   Federal funds sold and securities purchased
   under agreements to resell ...................................         497,992

Loans and lease financing receivables:

   Loans and leases net of unearned
   income .......................................................      21,550,115
   LESS: Allowance for loan and lease
   losses .......................................................         407,355
   LESS: Allocated transfer risk reserve ........................               0

   Loans and lease, net of unearned
   income, allowance, and reserve ...............................      21,142,760
   Trading assets ...............................................         979,454
   Premises and fixed assets (including
   capitalized leases) ..........................................          25,646

Other real estate owned .........................................           8,092
Investments in unconsolidated
subsidiaries and associated companies ...........................               0
Customers' liability to this bank on
acceptances outstanding .........................................          24,795
Intangible assets ...............................................         479,713
Other assets ....................................................         488,168
Total assets ....................................................      31,315,621

LIABILITIES

Deposits:
   In domestic offices ..........................................      20,072,724

   Noninterest-bearing ..........................................       4,090,858
   Interest-bearing .............................................      15,981,866

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs ..........................................       3,834,827

   Noninterest-bearing ..........................................               0
   Interest-bearing .............................................       3,834,827

Federal funds purchased and securities sold
   under agreements to repurchase ...............................       2,007,482
Demand notes issued to the U.S. Treasury ........................         192,186
Trading Liabilities .............................................         215,748

Other borrowed money:
   With a remaining maturity of one year
   or less ......................................................       1,402,449
   With a remaining maturity of more than
   one year through three years .................................          63,601
   With a remaining maturity of more than
   three years ..................................................          61,707
Bank's liability on acceptances
executed and outstanding ........................................          24,795
Subordinated notes and debentures ...............................         497,774
Other liabilities ...............................................         719,423
Total liabilities ...............................................      29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
surplus .........................................................               0
Common Stock ....................................................         205,000
Surplus .........................................................       1,984,326
Undivided profits and capital reserves ..........................           8,678
Net unrealized holding gains (losses)
on available-for-sale securities ................................          24,901
Cumulative foreign currency translation
adjustments .....................................................               0
Total equity capital ............................................       2,222,905
Total liabilities, limited-life
preferred stock, and equity capital .............................      31,315,621